Exhibit 21.01

       List of Subsidiaries of Adelphia Communications Corporation1

                                                 Jurisdiction of
Company/Subsidiary
Incorporation/Creation

ADELPHIA COMMUNICATIONS CORPORATION  Delaware corporation

ACP HOLDINGS, INC.2             Delaware corporation

ADELPHIA CABLE T.V., INC.      Pennsylvania corporation

ADELPHIA CABLEVISION, INC.    Pennsylvania corporation
         Bethel Park TV Cable Co., Inc.Pennsylvania corporation
         Crestwood Holdings, Inc.      Delaware corporation
         Manchester Cablevision, Inc. New Jersey corporation Indiana Cablevision, Inc. Pennsylvania corporation Jefferson TV Cable Co., Inc. Pennsylvania corporation Mt. Oliver TV Cable Co., Inc. Pennsylvania corporation Niagara Frontier Cable Television, Inc.
                                 New York corporation
         Punxsutawney TV Cable Co., Inc.
                                 Pennsylvania corporation
         South Hills TV Cable Company Pennsylvania corporation West Newton TV Cable Co., Inc.Pennsylvania corporation
         Western Reserve TV Co.        Ohio corporation

ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.
                                 Delaware corporation

BRAZAS COMMUNICATIONS, INC.3  Delaware corporation

CENTRAL VIRGINIA CABLE, INC.  Delaware corporation

CHAUNCEY COMMUNICATIONS CORPORATION
                                 Delaware corporation
         Clear Cablevision, Inc.      Delaware corporation
         International Cablevision, Inc.4
                                 New York corporation

                                      Jurisdiction of
Company/Subsidiary                  Incorporation/Creation

CHELSEA COMMUNICATIONS, INC.5        Delaware corporation
Aurora Cable Vision, Inc.             New York corporation
Better TV, Inc. of Bennington         Vermont corporation
Campbell Communications, Inc.      Massachusetts corporation
Chautauqua County Cable Vision, Inc. New York corporation
Harbor Vue Cable TV, Inc.            New York corporation
Hoosick Cablevision, Inc.            New York corporation
Kalamazoo County Cablevision, Inc.   Michigan corporation
Mass. Cablevision, Inc.                  Massachusetts corporation
Mt. Lebanon Cablevision, Inc.     Pennsylvania corporation
Multi-Channel T.V. Cable Company6        Ohio corporation
Pericles Communications Corporation  Delaware corporation
Mountain Cable Communications Corporation
                                     Delaware corporation
Mountain Cable Company
                                       Vermont limited partnership
Rigpal Communications, Inc.      Pennsylvania corporation
South Shore Cablevision, Inc.       Massachusetts corporation
Upper St. Clair Cablevision, Inc.Pennsylvania corporation
Vermilion Cable Communications, Inc.     Ohio corporation
Adelphia Cablevision Associates, L.P. Pennsylvania limited
                                              partnership
Media Partners of Masschusetts
(61 % ownership interest)        Pennsylvania general
                                        partnership
Three Rivers Cable Associates LP  Ohio limited partnership
(75 % ownership interest)


EMPIRE SPORTS PARTNERS(51% ownership interest)
                                Pennsylvania general partnership

                                   Jurisdiction of
Subsidiary
Incorporation/Creation

GRAND ISLAND CABLE, INC.           Delaware corporation

HYPERION TELECOMMUNICATIONS, INC.7
                                     Delaware corporation
Hyperion Telecommunications of Florida, Inc.
                                      Florida corporation
Hyperion Telecommunications of New York, Inc.
                                     Delaware corporation
Hyperion Telecommunications of Vermont, Inc.
                                     Delaware corporation
Hyperion Enhanced Networks of Virginia, Inc.
                                     Delaware corporation
Hyperion Telecommunications of Kansas, Inc.
                                       Delaware corporation
Hyperion Telecommunications of Kentucky, Inc.
                                       Delaware corporation
Hyperion Telecommunications of Massachusetts, Inc.
                                     Delaware corporation
Hyperion Telecommunications of Michigan, Inc.
                                    Delaware corporation
Hyperion Telecommunications of North Carolina, Inc.
                                    Delaware corporation
Hyperion Telecommunications of New Jersey, Inc.
                                     Delaware corporation
Hyperion Telecommunications of Ohio, Inc.
                                     Delaware corporation
Hyperion Telecommunications of South Carolina, Inc.
                                      Delaware corporation
Hyperion Telecommunications of Tennessee, Inc.
                                      Delaware corporation
Hyperion Telecommunications of Virginia, Inc.
                                     Virginia corporation
Multimedia Hyperion Telecommunications Partnership
                                 Kansas general partnership

LOUISA CABLEVISION, INC.          Delaware corporation
Greater Louisa County Cable          Pennsylvania general
                                              partnership

MERCURY COMMUNICATIONS, INC.        Delaware corporation

NORTHEAST CABLE, INC.              Delaware corporation

PAGE CALL, INC.                  Delaware corporation

PAGETIME, INC.                     Delaware corporation
PLATO COMMUNICATIONS, INC.        Delaware corporation

SOUTHWEST VIRGINIA CABLE, INC.   Delaware corporation
Southwest Virginia Holdings, Inc.   Delaware corporation
Valley Cablevision, Inc.            Delaware corporation
Richlands Cablevision, L.P.         Delaware limited
                                    partnership
ST. MARY'S CABLEVISION, INC. (50% owned)
                                     Pennsylvania corporation

TAURUS COMMUNICATIONS, INC.      North Carolina
                                     corporation

UCA CORP.                          Delaware corporation
         UltraCom of Montgomery County, Inc.
                                Pennsylvania corporation
         VanBuren County Cablevision, Inc.
                                Michigan corporation
Multi-Channel TV Cable Co. of Virginia
                                Delaware corporation
Lorain Cable Television, Inc.   Ohio corporation

U.S. TELE-MEDIA INVESTMENT COMPANY8
                            Pennsylvania corporation
TeleMedia Co. of Martha's Vineyard, L.P.
                                Delaware limited partnership
_________________________

1 Adelphia Communications Corporation and its subsidiaries operate under the name "Adelphia Cable Communications."
2 ACP Holdings, Inc. is the managing general partner of, and holds partnership interests in, Olympus Communications, L.P., a Delaware limited partnership which is not consolidated with Adelphia Communications Corporation. Olympus Communications, L.P. owns 99.98% of the partnership interests of Adelphia Cable Partners, L.P. (a Delaware limited partnership) and 99.9% of the partnership interests in West Boca Acquisition Limited Partnership (a Delaware limited partnership) and Telesat Acquisition Limited Partnership (a Delaware limited partnership). Adelphia Cable Partners, L.P. owns 100% of the stock of Southeast Florida Cable, Inc. (a Florida corporation) and a 50% general partnership interest in Key Biscayne Cablevision (a Pennsylvania general partnership). Southeast Florida Cable, Inc. owns 100% of the stock of Palm Beach Group Cable, Inc. which owns a 50% general partnership interest in Palm Beach Group Cable Joint Venture, both Florida entities.
3 Brazas Communications, Inc. owns 100% of the non-voting common stock and 100% of the non-voting preferred stock of TeleMedia Company Holdings, Inc. (a Delaware corporation), which owns 100%of the stock of TeleMedia Company of Western Connecticut (a Connecticut corporation).
4 International Cablevision, Inc. owns a 50% general partnership interest in Western New York Cable Advertising, L.P. (a Delaware limited partnership).
5 Chelsea Communications, Inc. holds a 27.43% interest as General Partner in Adelphia Cablevision Associates, L.P.; in addition, the following entities hold the following percentage interest as limited partners: Aurora Cable Vision, Inc. (14.37%), Mass. Cablevision, Inc. (31.09%), Kalamazoo County Cablevision, Inc. (10.78%), and Vermilion Cable Communications, Inc. (16.33%). Chelsea Communications, Inc. also owns a 61% general partnership interest in Media Partners of Massachusetts.
6 Multi-Channel TV Cable Company owns a 75% partnership interest in Three Rivers Cable Associates, L.P. (an Ohio limited partnership).
7 Adelphia Communications Corporation owns 89% of the issued and outstanding common stock of Hyperion Telecommunications, Inc.
8 U.S. TeleMedia Investment Company owns a 50.1% partnership interest in Tele-Media Company of Martha's Vineyard.